Exhibit 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statements on:

o     Form S-3 Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-52281,
               33-54093, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155,
               333-42575 and 333-44549; and

o     Form S-8 Nos. 33-32130, 33-43997, 33-59524, 33-28110, 33-43883, 33-21099,
               33-29711, 33-47437, 33-39025, 33-40469, 33-38109, 33-50206,
               33-51201-1, 33-51353, 33-51769, 33-51783, 33-52027, 33-52029,
               33-64985, 333-02809, 333-02811, 333-12697, 333-25603, 333-38647-1
               and 333-41865

of Travelers Group Inc. of our reports dated January 26, 1998, with respect to the consolidated statement of financial position of Travelers Group Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which reports are incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997.


/s/  KPMG Peat Marwick LLP

New York, New York
March 23, 1998